BARRY L. FRIEDMAN, P.C.
                           Certified Public Accountant


1582 TULITA DRIVE                                        OFFICE  (702) 361-8414
LAS VEGAS, NEVADA 89123                                  FAX NO. (702) 896-0278


June 29, 1999

Securities And Exchange Commission
Washington, D.C. 20549


Ladies and Gentlemen:

     We were previously principal accountants for SaleOutlet.Com (formerly Austin Underground, Inc.) and on June 29, 1998, we reported on the financial statements of SaleOutlet.Com as of and for the two years ended December 31, 1996 and 1997. On April 1, 1999, we were replaced as principal accountants for SaleOutlet.Com. There have been no disagreements with SaleOutlet.Com on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events.


                                            Very truly yours,


                                            /s/ Barry L. Friedman
                                                ------------------------
                                                Barry L. Friedman
                                                Certified Public Account